                                                                     EXHIBIT 4.9

                                                                  EXECUTION COPY

                            OSI PHARMACEUTICALS, INC.
              3 1/4% Convertible Senior Subordinated Notes due 2023

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                                    INDENTURE

                          Dated as of September 8, 2003

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                              The Bank of New York

                                     TRUSTEE

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

                             CROSS REFERENCE TABLE*

TIA SECTION.....................................................          INDENTURE SECTION
310(a)(1).......................................................                7.09
   (a)(2).......................................................                7.09
   (a)(3).......................................................                N.A.
   (a)(4).......................................................                N.A.
   (b)..........................................................             7.08; 7.10
   (c)..........................................................                N.A.
311(a)..........................................................                7.13
   (b)..........................................................                7.13
   (c)..........................................................                N.A.
312(a)..........................................................                2.05
   (b)..........................................................                12.03
   (c)..........................................................                12.03
313(a)..........................................................                7.14
   (b)(1).......................................................                N.A.
   (b)(2).......................................................                7.14
   (c)..........................................................                12.02
   (d)..........................................................                7.14
314(a)..........................................................          4.02; 4.03; 12.02
   (b)..........................................................                12.04
   (c)(1).......................................................                12.04
   (c)(2).......................................................                12.04
   (c)(3).......................................................                N.A.
   (d)..........................................................                N.A.
   (e)..........................................................                12.05
   (f)..........................................................                N.A.
315(a)..........................................................                7.01
   (b)..........................................................             7.15; 12.02
   (c)..........................................................                7.01
   (d)..........................................................                7.01
   (e)..........................................................                6.11
316(a) (last sentence)..........................................                2.08
   (a)(1)(A)....................................................                6.05
   (a)(1)(B)....................................................                6.04
   (a)(2).......................................................                N.A.
   (b)..........................................................                6.07
317(a)(1).......................................................                6.08
   (a)(2).......................................................                6.09
   (b)..........................................................                2.04
318(a)..........................................................                12.01

                           N.A. means Not Applicable.

-----------------
* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS*

                                                                                                                       PAGE
ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION................................................        1

   SECTION 1.01           Definitions............................................................................        1
   SECTION 1.02           Other Definitions......................................................................       10
   SECTION 1.03           Incorporation by Reference of Trust Indenture Act......................................       11
   SECTION 1.04           Rules of Construction..................................................................       11
   SECTION 1.05           Acts of Holders........................................................................       11

ARTICLE 2 THE NOTES..............................................................................................       12

   SECTION 2.01           Form and Dating........................................................................       12
   SECTION 2.02           Execution and Authentication...........................................................       14
   SECTION 2.03           Registrar, Paying Agent and Conversion Agent...........................................       14
   SECTION 2.04           Paying Agent to Hold Money and Notes in Trust..........................................       15
   SECTION 2.05           Holder Lists...........................................................................       15
   SECTION 2.06           Transfer and Exchange..................................................................       15
   SECTION 2.07           Replacement Notes......................................................................       17
   SECTION 2.08           Outstanding Notes; Determinations of Holders' Action...................................       17
   SECTION 2.09           Temporary Notes........................................................................       18
   SECTION 2.10           Cancellation...........................................................................       19
   SECTION 2.11           Persons Deemed Owners..................................................................       19
   SECTION 2.12           Global Notes...........................................................................       19
   SECTION 2.13           CUSIP Numbers..........................................................................       24
   SECTION 2.14           Defaulted Interest.....................................................................       24

ARTICLE 3 REDEMPTION AND PURCHASES...............................................................................       24

   SECTION 3.01           Optional Redemption....................................................................       24
   SECTION 3.02           Purchase at Option of the Holder Upon Change in Control................................       27
   SECTION 3.03           Purchase of Notes at the Option of the Holder..........................................       31
   SECTION 3.04           Terms and Conditions for Payment in Common Stock.......................................       34
   SECTION 3.05           Effect of Purchase Notice or Change in Control in Purchase Notice......................       37
   SECTION 3.06           Deposit of Purchase Price or Change in Control Purchase Price..........................       38
   SECTION 3.07           Notes Purchased in Part................................................................       38
   SECTION 3.08           Covenant to Comply with Securities Laws upon Purchase of Notes.........................       38
   SECTION 3.09           Repayment to the Company...............................................................       38

ARTICLE 4 COVENANTS..............................................................................................       39

   SECTION 4.01           Payment of Principal and Interest on the Notes.........................................       39
   SECTION 4.02           SEC and Other Reports..................................................................       39
   SECTION 4.03           Compliance Certificate.................................................................       39
   SECTION 4.04           Further Instruments and Acts...........................................................       40

-----------------
* Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

   SECTION 4.05           Maintenance of Office or Agency........................................................       40
   SECTION 4.06           Delivery of Certain Information........................................................       40
   SECTION 4.07           Subordination..........................................................................       40

ARTICLE 5 MERGERS AND SALES OF ASSETS............................................................................       41

   SECTION 5.01           When Company May Merge or Transfer Assets..............................................       41

ARTICLE 6 DEFAULTS AND REMEDIES..................................................................................       41

   SECTION 6.01           Events of Default......................................................................       41
   SECTION 6.02           Acceleration...........................................................................       43
   SECTION 6.03           Other Remedies.........................................................................       44
   SECTION 6.04           Waiver of Past Defaults................................................................       44
   SECTION 6.05           Control by Majority....................................................................       44
   SECTION 6.06           Limitation on Suits....................................................................       45
   SECTION 6.07           Rights of Holders to Receive Payment...................................................       45
   SECTION 6.08           Collection Suit by Trustee.............................................................       45
   SECTION 6.09           Trustee May File Proofs of Claim.......................................................       45
   SECTION 6.10           Priorities.............................................................................       46
   SECTION 6.11           Undertaking for Costs..................................................................       47
   SECTION 6.12           Waiver of Stay, Extension or Usury Laws................................................       47

ARTICLE 7 TRUSTEE................................................................................................       47

   SECTION 7.01           Duties and Responsibilities of the Trustee; During Default; Prior to Default...........       47
   SECTION 7.02           Certain Rights of the Trustee..........................................................       48
   SECTION 7.03           Trustee Not Responsible for Recitals, Disposition of Notes or Application of
                          Proceeds Thereof.......................................................................       50
   SECTION 7.04           Trustee and Agents May Hold Notes; Collections, etc....................................       50
   SECTION 7.05           Moneys Held by Trustee.................................................................       50
   SECTION 7.06           Compensation and Indemnification of Trustee and Its Prior Claim........................       50
   SECTION 7.07           Right of Trustee to Rely on Officers' Certificate, etc.................................       51
   SECTION 7.08           Conflicting Interests..................................................................       51
   SECTION 7.09           Persons Eligible for Appointment as Trustee............................................       51
   SECTION 7.10           Resignation and Removal; Appointment of Successor Trustee..............................       51
   SECTION 7.11           Acceptance of Appointment by Successor Trustee.........................................       52
   SECTION 7.12           Merger, Conversion, Consolidation or Succession to Business of Trustee.................       53
   SECTION 7.13           Preferential Collection of Claims Against the Company..................................       53
   SECTION 7.14           Reports by the Trustee.................................................................       54
   SECTION 7.15           Trustee to Give Notice of Default, But May Withhold in Certain Circumstances...........       54

ARTICLE 8 SATISFACTION AND DISCHARGE OF INDENTURE................................................................       54

   SECTION 8.01           Termination of the Company's Obligations...............................................       54
   SECTION 8.02           Defeasance and Discharge of Indenture..................................................       55

   SECTION 8.03           Defeasance of Certain Obligations......................................................       56
   SECTION 8.04           Application of Trust Money.............................................................       57
   SECTION 8.05           Reinstatement..........................................................................       57
   SECTION 8.06           Defeasance and Certain Other Events of Default.........................................       57
   SECTION 8.07           Repayment of the Company...............................................................       57
   SECTION 8.08           Conversion of Notes Upon Discharge.....................................................       57

ARTICLE 9 AMENDMENTS.............................................................................................       58

   SECTION 9.01           Without Consent of Holders.............................................................       58
   SECTION 9.02           With Consent of Holders................................................................       59
   SECTION 9.03           Compliance with Trust Indenture Act....................................................       59
   SECTION 9.04           Revocation and Effect of Consents, Waivers and Actions.................................       59
   SECTION 9.05           Notation on or Exchange of Notes.......................................................       60
   SECTION 9.06           Trustee to Sign Supplemental Indentures................................................       60
   SECTION 9.07           Effect of Supplemental Indentures......................................................       60

ARTICLE 10 CONVERSION............................................................................................       60

   SECTION 10.01          Conversion Right and Conversion Rate...................................................       60
   SECTION 10.02          Exercise of Conversion Right...........................................................       61
   SECTION 10.03          Fractions of Shares....................................................................       62
   SECTION 10.04          Adjustment of Conversion Rate..........................................................       62
   SECTION 10.05          Notice of Adjustments of Conversion Price..............................................       70
   SECTION 10.06          Notice Prior to Certain Actions........................................................       71
   SECTION 10.07          Company to Reserve Common Stock........................................................       72
   SECTION 10.08          Taxes on Conversions...................................................................       72
   SECTION 10.09          Covenant as to Common Stock............................................................       72
   SECTION 10.10          Cancellation of Converted Notes........................................................       72
   SECTION 10.11          Effect of Reclassification, Consolidation, Merger or Sale..............................       72
   SECTION 10.12          Responsibility of Trustee for Conversion Provisions....................................       73

ARTICLE 11 SUBORDINATION.........................................................................................       74

   SECTION 11.01          Agreement to Subordinate...............................................................       74
   SECTION 11.02          Liquidation; Dissolution; Bankruptcy...................................................       74
   SECTION 11.03          Default on Designated Senior Indebtedness..............................................       75
   SECTION 11.04          Acceleration of Notes..................................................................       76
   SECTION 11.05          When Distribution Must Be Paid Over....................................................       76
   SECTION 11.06          Notice by the Company..................................................................       76
   SECTION 11.07          Subrogation............................................................................       76
   SECTION 11.08          Relative Rights........................................................................       76
   SECTION 11.09          Subordination May Not Be Impaired by the Company.......................................       77
   SECTION 11.10          Distribution or Notice to Representative...............................................       77
   SECTION 11.11          Rights of Trustee and Paying Agent.....................................................       77

ARTICLE 12 SECURITY..............................................................................................       78

   SECTION 12.01          Pledged Securities.....................................................................       78

   SECTION 12.02          Pledge Agreement.......................................................................       78
   SECTION 12.03          Release of Pledged Securities..........................................................       79
   SECTION 12.04          Compliance.............................................................................       79
   SECTION 12.05          Suits and Proceedings..................................................................       79

ARTICLE 13 MISCELLANEOUS.........................................................................................       80

   SECTION 13.01          Calculations in Respect of the Notes...................................................       80
   SECTION 13.02          Trust Indenture Act Controls...........................................................       80
   SECTION 13.03          Notices................................................................................       80
   SECTION 13.04          Communication by Holders with Other Holders............................................       81
   SECTION 13.05          Certificate and Opinion as to Conditions Precedent.....................................       81
   SECTION 13.06          Statements Required in Certificate or Opinion..........................................       81
   SECTION 13.07          Separability Clause....................................................................       82
   SECTION 13.08          Rules by Trustee, Paying Agent, Conversion Agent and Registrar.........................       82
   SECTION 13.09          Legal Holidays.........................................................................       82
   SECTION 13.10          Governing Law..........................................................................       82
   SECTION 13.11          No Recourse Against Others.............................................................       82
   SECTION 13.12          Successors.............................................................................       82
   SECTION 13.13          Multiple Originals.....................................................................       82

EXHIBITS

Exhibit A         Form of Note

Exhibit B-1       Transfer Certificate

Exhibit B-2       Form of Letter to Be Delivered by Accredited Investors

                  INDENTURE dated as of September 8, 2003 between OSI PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Trustee hereunder (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of an issue of its 3-1/4% Convertible Senior Subordinated Notes due 2023 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 1.01 DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                  "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

                  "Business Day" means each day of the year, other than a Saturday or a Sunday, on which banking institutions are not authorized or obligated by law or regulation to close in the City of New York.

                  "Capital Stock" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

                  "Certificated Notes" means Notes that do not bear the Global Securities Legend, evidencing all or part of a series of Notes, authenticated and delivered pursuant to the terms of this Indenture.

                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company as it exists on the date of this Indenture, or, subject to
Section 10.11 hereof, any shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Company Order" means a written request or order signed in the name of the Company by any two Officers.

                  "Conversion Date" shall be the date on which the Note, the conversion notice set forth in the Note (the form of which is attached hereto as Exhibit A) and any required funds have been delivered by the Holder converting its Note and received by the Trustee.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York, 101 Barclay Street, Floor 8 W, New York, NY 10286, Attention: Corporate Finance Unit; Telephone No. (212) 815-2491; Facsimile No. (212) 815-5707, or such other address as the Trustee may designate from time to time by notice to the Holders and the

Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Indebtedness" means any Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $20.0 million and that has been specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" of the Company.

                  "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

                  "GAAP" means accounting principles generally accepted in the United States of America, as in effect from time to time.

                  "Global Notes" means Notes authenticated and delivered to the Depositary for the Notes, or its nominee, and registered in the name of such Depositary or nominee, and that bear the Global Securities Legend.

                  "Global Securities Legend" means the legend labeled as such, as set forth in the form of Note attached hereto as Exhibit A.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Holder" means a person in whose name a Note is registered on the Registrar's books.

                  "Indebtedness" means, with respect to any person, without duplication:

                  (a) all liabilities of such person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

                  (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments;

                  (c) indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

                  (d)      all capitalized lease obligations of such person;

                  (e) all obligations of such person under or in respect of interest rate agreements or currency agreements;

                  (f) all indebtedness referred to in (but not excluded from) the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

                  (g) all Guarantees by such person of indebtedness referred to in this definition of any other person;

                  (h) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

                  (i) the present value of the obligation of such person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments) during the remaining term of the lease included in any sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Institutional Accredited Investor" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Date" means March 8 and September 8 of each year, commencing March 8, 2004.

                  "Interest Rate" means the interest rate with respect to the Notes, which shall accrue at 3 1/4% per year.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

                  "Market Price" per share of Common Stock on any date means the Sale Price of such Common Stock for the 20 consecutive Trading Days immediately prior to the date of determination, appropriately adjusted to take into account the occurrence during the period commencing the first of such 20 consecutive Trading Days and ending on the date of determination of certain events that would result in a conversion rate adjustment with respect to the Common Stock.

                  "Notes" has the meaning ascribed to it in the first paragraph of this Indenture under the caption "Recitals of the Company."

                  "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

                  "Officers' Certificate" means a written certificate signed in the name of the Company by any two Officers, and delivered to the Trustee; provided that an Officers' Certificate delivered pursuant to Section 4.03 shall be signed by at least one authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 13.05 and 13.06.

                  "144A Global Note" means a Global Note in the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Notes sold in reliance on Rule 144A under the Securities Act.

                  "Opinion of Counsel" means a written opinion of legal counsel, who may be an employee of, or counsel to, the Company.

                  "Permitted Payments" shall mean payments on the Notes derived from the Pledged Securities that are pledged for the benefit of the Holders in accordance with the terms and provisions of the Pledge Agreement.

                  "Permitted Junior Securities" shall mean any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated.

                  "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Pledge Account" means an account established by the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company with a portion of the proceeds from the sale of the Notes.

                  "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, made by the Company in favor of the Trustee, governing the disbursement of funds from the Pledge Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "Pledged Securities" means the Collateral (as defined in the Pledge Agreement) pledged to the Trustee, for the ratable benefit of the Holders, in accordance with the Pledge Agreement.

                  "principal" of a Note means the principal amount due on the Stated Maturity as set forth on the face of the Note.

                  "Purchase Date" means September 8, 2008, September 8, 2013 and September 8, 2018.

                  "Purchase Price" means the purchase price for the Notes payable to Holders with respect to the purchase of Notes by the Company on a Purchase Date, which Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased on the Purchase Date, plus accrued and unpaid interest, if any, to, but excluding, the Purchase Date.

                  "Redeemable Capital Stock" means any class of the Company's Capital Stock that, either by its terms, by the terms of any securities into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed (whether by sinking fund or otherwise) prior to the date that is 91 days after the final scheduled maturity of the Notes, or is redeemable at the option of the holder thereof at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date (unless it is convertible or exchangeable solely at the Company's option).

                  "Redemption Date" means the date specified in the Redemption Notice as the date for Optional Redemption of the Notes, in accordance with the terms of the Notes and this Indenture.

                  "Redemption Notice" shall mean the notice given by the Company to the Holders in connection with an Optional Redemption, in accordance with
Section 3.04 hereof.

                  "Redemption Price" means the price in cash at which such security is to be redeemed pursuant to the terms of this Indenture, which price shall be an amount equal to 100% of the principal amount of the Notes to be redeemed on any Redemption Date, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided that if a Redemption

Date also is an Interest Payment Date, accrued and unpaid interest on the Notes payable on such Interest Payment Date will be payable to the Holder of record of the Notes as of the relevant Regular Record Date, and the Redemption Price in respect of any Note redeemed on such Redemption Date will not include such interest payment.

                  "Registration Rights Agreement" shall mean the registration rights agreement dated the date hereof between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.

                  "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the close of business on February 24 and August 24 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Restricted Note" means a Note required to bear the Restricted Securities Legend.

                  "Restricted Securities Legend" means the legend labeled as such, as set forth in the form of Note attached hereto as Exhibit A.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "Sale Price" means, with respect to the Common Stock on any Trading Day, the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the bid and average ask prices) on such Trading Day on the principal national securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

                  "Senior Indebtedness" means:

                  (a) all Indebtedness of the Company, now or hereafter existing, under or in respect of the documents and instruments executed in connection therewith, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under bankruptcy law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith

         (including, without limitation, any fees, premiums, expenses, reimbursement obligations with respect to letters of credit and indemnities), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed; and

                  (b) the principal of, premium, if any, and interest on all other Indebtedness of the Company (other than the Notes), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

                  Notwithstanding the foregoing, "Senior Indebtedness" shall not include:

                  (a)      Indebtedness evidenced by the Notes;

                  (b) Indebtedness of the Company that is expressly subordinated in right of payment to Senior Indebtedness;

                  (c) Indebtedness or other obligations of the Company that by its terms ranks equal or junior in right of payment to the Notes;

                  (d) Indebtedness of the Company that, by operation of law, is subordinate to any general unsecured obligations of the Company;

                  (e) any liability for federal, state or local taxes or other taxes, owed or owing by the Company;

                  (f) accounts payable or other liabilities owed or owing by the Company to trade creditors (including Guarantees thereof or instruments evidencing such liabilities);

                  (g) amounts owed by the Company for compensation to employees or for services rendered to the Company;

                  (h) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries;

                  (i)      Capital Stock of the Company;

                  (j) Indebtedness evidenced by any Guarantee of any Indebtedness ranking equal or junior in right of payment to the Notes; and

                  (k) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company.

                  "Significant Subsidiary" means a Subsidiary of the Company, including its Subsidiaries, which meets any of the following conditions:

                  (a) the Company's and its other Subsidiaries' investments in and advances to such Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

                  (b) the Company's and its other Subsidiaries' proportionate share of the total assets of such Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

                  (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

                  "Stated Maturity," when used with respect to any Note, means the date specified in such Note as the fixed date on which the principal amount of such Note is due and payable and, when used with respect to any installment of interest on such Note, means the date on which such installment of interest is due and payable.

                  "Subsidiary" means (a) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more subsidiaries of the Company, (b) a partnership in which the Company or a subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (b) any other person (other than a corporation) in which the Company, a subsidiary of the Company or the Company and one or more subsidiaries of the Company, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions (including Puerto Rico, the U.S. Virgin

Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                  SECTION 1.02 OTHER DEFINITIONS.

                                                                        Defined in
Term                                                                     Section
"Act".........................................................           1.05(a)
"Agent Members"...............................................           2.12(e)(5)
"aggregate offering price"....................................          10.04(c)
"Bankruptcy Law"..............................................           6.01
"Change in Control"...........................................           3.02(c)
"Change in Control Purchase Date".............................           3.02(a)
"Change in Control Purchase Notice"...........................           3.02(e)
"Change in Control Purchase Price"............................           3.02(a)
"Company Notice"..............................................           3.03(c)
"Company's Notice of Change in Control".......................           3.02(d)
"Conversion Agent"............................................           2.03(a)
"Conversion Price"............................................          10.01(c)
"Conversion Rate".............................................          10.01(c)
"Custodian"...................................................           6.01
"Depositary"..................................................           2.01(a)
"distributed assets"..........................................          10.04(d)
"DTC".........................................................           2.01(a)
"Event of Default"............................................           6.01
"Fair Market Value"...........................................          10.04(f)
"Legal Holiday"...............................................          13.07
"Legend"......................................................           2.06(h)
"Non-Electing Share"..........................................          10.11
"Non-Payment Default".........................................          11.03(b)
"Notice of Default"...........................................           6.01

"Optional Redemption".........................................           3.01(a)
"Paying Agent"................................................           2.03(a)
"Payment Blockage Period".....................................          11.03(b)
"Payment Default".............................................          11.03(a)
"Purchase Notice".............................................           3.03(a)
"QIB".........................................................           2.01(a)
"Record Date".................................................          10.04(f)
"Registrar"...................................................           2.03(a)
"Rule 144A Information".......................................           4.06
"Spin-Off"....................................................          10.04(d)
"Trigger Event"...............................................          10.04(d)

                  SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning: "obligor" on the Notes means the Company. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04 RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d)      "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

                  SECTION 1.05 ACTS OF HOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Notes shall be proved by the register for the Notes or by a certificate of the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2

                                    THE NOTES

                  SECTION 2.01 FORM AND DATING. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the forms annexed hereto as Exhibit A, which form of Note is incorporated in and made a part of this Indenture. The terms and provisions contained in the forms of Note shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the notes may be listed or designated for issuance, or to conform to usage. The Notes shall be dated the date of their authentication. The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

                  (a) 144A Global Notes. Notes offered and sold within the United States to qualified institutional investors as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of one or more 144A Global Notes, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of The Depository Trust Company, New York, New York ("DTC"), or a nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (b) Certificated Notes. Notes not issued as Global Notes will be issued as Certificated Notes. Except as provided in this Indenture, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.

                  (c) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each Global Note shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

                  (d) Adjustments to Principal Amount. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary as hereinafter provided.

                  (e) Book-Entry Provisions. This Section 2.01(e) shall apply only to Global Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with Section 2.02 hereof, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

                  AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  SECTION 2.02 EXECUTION AND AUTHENTICATION.

                  (a) The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

                  (b) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, substantially in the form provided for herein, duly executed by the Trustee by manual signature of a Responsible Officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  (c) The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $150,000,000 upon a Company Order without any further action by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

                  SECTION 2.03 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

                  (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion (together with any other person authorized by the Company to convert Notes in accordance with the provisions of Article 10 hereof, the "Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars, one or more additional Paying

Agents and one or more additional Conversion Agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section
4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

                  (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-Registrar, if other than the Trustee. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary, or an Affiliate of either of them, may act as Paying Agent, Registrar, Conversion Agent and/or co-Registrar.

                  (c) The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Notes.

                  SECTION 2.04 PAYING AGENT TO HOLD MONEY AND NOTES IN TRUST. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or, if applicable, pursuant to the provisions of Article 3 hereof, shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (if other than the Trustee) to agree in writing that such Paying Agent shall (a) hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Notes and (b) notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Subsidiary, or an Affiliate of either of them, acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company may, at any time, require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for such money or Common Stock.

                  SECTION 2.05 HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee, at least semiannually, on March 8 and September 8 of each year, a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.06 TRANSFER AND EXCHANGE.

                  (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the company designated as Registrar or co-Registrar pursuant to
Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

                  (b) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                  (c) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or any Notes for a period of 15 days before the mailing of a Redemption Notice.

                  (d) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(d). Transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (e) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Notes.

                  (f) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

                  (g) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                  (h) If Notes are issued upon the transfer, exchange or replacement of Notes that are subject to restrictions on transfer and bearing the legends set forth on the form of Note attached hereto as Exhibit A (the Global Securities Legend and the Restricted Securities Legend, collectively, the "Legend"), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

                  SECTION 2.07 REPLACEMENT NOTES.

                  (a) If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  (b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, redeem or purchase such Note, as the case may be.

                  (c) Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  (d) Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  (e) The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.08 OUTSTANDING NOTES; DETERMINATIONS OF HOLDERS' ACTION.

                  (a) Notes outstanding at any time are all the Notes authenticated by the Trustee pursuant to the terms of this Indenture, except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                  (b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  (c) If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, on the Business Day following the Change in Control Purchase Date or Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue; provided that, if such Notes are to be redeemed, the Redemption Notice with respect thereto has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made. Thereafter, all other rights of the relevant Holders shall terminate, other than such Holders' right to receive the Redemption Price, the Change in Control Purchase Price, the Purchase Price, or money or securities, if permitted hereunder, in each case in accordance with the terms of this Indenture.

                  (d) A Note shall be deemed converted immediately prior to the close of business on the Conversion Date. If a Note is converted in accordance with Article 10 hereof, then from and after the Conversion Date, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.

                  SECTION 2.09 TEMPORARY NOTES.

                  (a) Pending the preparation of definitive Notes, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  (b) If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 2.10 CANCELLATION. All Notes surrendered for payment, purchase by the Company, conversion, redemption or registration of transfer or exchange pursuant to the provisions of this Indenture shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in its customary manner and the Trustee shall deliver a certificate of destruction to the Company.

                  SECTION 2.11 PERSONS DEEMED OWNERS. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee, shall be affected by notice to the contrary.

                  SECTION 2.12 GLOBAL NOTES.

                  (a) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfer of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(iii) and
(iv) below.

                  (i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause
         (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

                  (ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except as set forth in Section 2.12(e) and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Note in accordance with Applicable Procedures for a Certificated Note in the form satisfactory to the Trustee, together with:

                  (1) so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit B-1, and, if requested by the Company or the Registrar, certification in the form set forth in Exhibit B-2, that such beneficial interest in the Global Note is being transferred to an Institutional Accredited Investor;

                  (2) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                  (3) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend,

         then, the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be decreased by the aggregate principal amount of the Certificated Note to be issued, shall issue such Certificated Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so issued.

                  (iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

                  (1)      to register the transfer of such Certificated Notes;
                           or

                  (2) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

                  (3) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (4) so long as such Notes are Restricted Notes, such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Certificated Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B) if such Certificated Notes are being transferred to the Company, a certification to that effect; or

                           (C) if such Certificated Notes are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibits B-1 and B-2, if applicable) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

                  (iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (1) so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit B-1, that such Certificated Note is being transferred to a QIB in accordance with Rule 144A; and

                  (2) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the

                           Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

                  (b) Subject to the succeeding paragraph, every Note shall be subject to the restrictions on transfer provided in the Legend including the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

                  (c) The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

                  (d)      As used in the preceding two paragraphs of this
Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

                  (e) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Notes:

                  (1) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or, subject to Section 2.12(a)(ii), in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a

                           "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, or (ii) the Company decides to discontinue use of the system of book-entry transfer through the Depositary or any successor depositary, or (iii) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clauses (i) and
                           (ii) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

                  (2) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

                  (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the

                           Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

                  SECTION 2.13 CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Company and the Trustee shall use "CUSIP" numbers in Redemption Notices and other notices to Holders, as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any Redemption Notice or other notices, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                  SECTION 2.14 DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a special record date. The special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day immediately preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder and to the Trustee a notice that states such special record date, the payment date for the defaulted interest and the amount of defaulted interest to be paid.

                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

                  SECTION 3.01 OPTIONAL REDEMPTION.

                  (a) General. The Notes are not redeemable prior to September 8, 2008. On or after September 8, 2008, the Company may, at its option, redeem the Notes for cash (such redemption being hereinafter referred to as the "Optional Redemption"), in whole at any time or in part from time to time, on any date prior to the Stated Maturity of the Notes, upon notice given in accordance with Section 3.01(c), at the Redemption Price.

                  (b)      Selection of Notes to be Redeemed.

                  (i) If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method that the Trustee considers appropriate. Notes and portions thereof that the Trustee selects shall be in principal amounts equal to $1,000 or any whole multiple thereof.

                  (ii) The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  (iii) If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for Optional Redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  (iv) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

                  (c) Redemption Notice. A written notice (the "Redemption Notice") shall be given by the Company, in the manner provided in Section 13.03 hereof, to the Holders of Notes to be redeemed and to the Trustee. Such notice shall be given at least 30 days but not more than 60 days prior to the Redemption Date. All Redemption Notices shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii) if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

                  (iv) that on the Redemption Date, the applicable Redemption Price will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after such Redemption Date;

                  (v) the Conversion Price then in effect, the date on which the right of the Holders to convert the principal of the Notes to be redeemed will terminate, and the places where such Notes may be surrendered for conversion;

                  (vi) the place or places where such Notes are to be surrendered for payment of the applicable Redemption Price;

                  (vii) the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.06 hereof; and

                  (viii)   the CUSIP number of the Notes.

                  Effect of Redemption Notice.

                  (i) The Notes to be redeemed in accordance with the Redemption Notice given pursuant to Section 3.01(c) shall, upon surrender, become due and payable by the Company on the Redemption Date at the Redemption Price therein specified.

                  (ii) From and after the Redemption Date (unless the Company shall default in the payment of the applicable Redemption Price) all redeemed Notes shall cease to bear interest. If any Note in respect of which a Redemption Notice has been given shall not be paid upon surrender thereof for redemption, the principal of such Note shall, until paid, bear interest at the Interest Rate from and including the Redemption Date.

                  (d)      Deposit of Redemption Price.

                  (i) Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the applicable Redemption Price of all the Notes to be redeemed on that Redemption Date, other than in respect of any Notes called for redemption on that date which have been converted prior to the date of such deposit pursuant to Article 10.

                  (ii) If any Note called for redemption is thereafter converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the payment of the Redemption Price for such Note shall (subject to any right of the Holder of such Note to receive interest as provided in Section 4.01 hereof) be paid to the Company on a Company Order or, if then held by the Company or any Subsidiary, or an Affiliate of either of them, shall be discharged from such trust.

                  (e)      Notes to be Redeemed in Part.

                  Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 4.05 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                  (f)      Conversion Arrangement on Call for Redemption.

                  In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the benefit of the Holders, at or prior to 10:00 a.m., New York City time, on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  SECTION 3.02 PURCHASE AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL.

                  (a) General. If there shall have occurred a Change in Control, all or any portion of the Notes of any Holder equal to $1,000 or an integral multiple of $1,000 shall be purchased by the Company, at the option of such Holder, at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to but excluding, the purchase date (such amount payable being, the "Change in Control Purchase Price"), which purchase date shall be no later than 30 Business Days after the occurrence of such Change in Control (such purchase date being, the "Change in Control Purchase Date") in accordance with this Section 3.02. Such right to require the purchase of the Notes shall not continue after a discharge of the Company from its obligations with respect to the Notes in accordance with
Article 8 hereof, unless a Change in Control shall have occurred prior to such discharge. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of any portion of such Note.

                  (b)      Change in Control Purchase Price.

                  (i) The Change in Control Purchase Price is payable in cash or, at the option of the Company, in shares of Common Stock. Subject to the fulfillment by the Company of the conditions set forth in Section 3.04 hereof, the Company may elect to pay the Change in Control Purchase Price by delivering the number of shares of Common Stock equal to (i) the Change in Control Purchase Price divided by (ii) 95% of the average of the Sale Prices of the Common Stock for the five consecutive Trading Days ending on the third Business Day (or, if such Business Day is not a Trading Day, the Trading Day immediately preceding such Business Day) prior to the Change in Control Purchase Date (for purposes of this Section 3.02(b)(i), the "market value" of the Common Stock). The Company shall appropriately adjust the market value of the Common Stock to take into account the occurrence during the period commencing the first of such Trading Days and ending on the Change in Control Purchase Date of certain events that would result in a conversion rate adjustment with respect to the Common Stock. Upon determination of the actual number of shares of Common Stock to be issued and delivered to Holders for each $1,000 principal amount of Notes for which a Change in Control Purchase Notice has been given, the Company shall publish such determination on its web site.

                  (ii) Whenever in this Indenture (including in the terms of the Notes, the form of which is attached hereto as Exhibit A) there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change in Control Purchase Price payable in respect to such Note to the extent that such Change in Control Purchase Price is, was or would be so payable at such time, and express mention of the Change in Control Purchase Price in any provision of this Indenture shall not be construed as excluding the Change in Control Purchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that, for the purposes of Article 11 hereof, such reference shall be deemed to include reference to the Change in Control Purchase Price only to the extent the Change in Control Purchase Price is payable in cash.

                  (c)      "Change in Control"

                  A "Change in Control" of the Company shall be deemed to have occurred at such time as any of the following events shall occur:

                  (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership (determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any of the Company's employee benefit plans;

                  (ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

                  (A) any transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock and (y) pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company's Capital

                  Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

                  (B) any merger solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity;

                  (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the Company's stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (iv) any liquidation or dissolution of the Company or the stockholders of the Company shall pass a resolution approving a plan of liquidation or dissolution of the Company.

                  (d)      Notice from the Company of a Change in Control.

                  Within 15 days after the occurrence of a Change in Control, the Company shall or, at the written request and expense of the Company, the Trustee, shall give to all Holders, in the manner provided in Section 13.03 hereof, notice of the occurrence of the Change in Control ("Company's Notice of Change in Control") and of the purchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of the Company's Notice of Change in Control to the Trustee. The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (i)      briefly, the events causing a Change in Control;

                  (ii)     the date of such Change in Control;

                  (iii) the date by which the Change in Control Purchase Notice pursuant to this Section 3.02 must be given;

                  (iv) the Change in Control Purchase Price and the form of payment;

                  (v)      the Change in Control Purchase Date;

                  (vi) the name and address of the Paying Agent and the Conversion Agent;

                  (vii) that Notes must be surrendered to the Paying Agent to collect payment;

                  (viii) the Conversion Rate then in effect and any adjustments thereto resulting from such Change in Control;

                  (ix) that Notes with respect to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Change in Control Purchase Notice, if duly given, has been withdrawn in accordance with the terms of this Indenture;

                  (x) the procedures for withdrawing a Change in Control Purchase Notice;

                  (xi) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly on the later of the Change in Control Purchase Date and the time of surrender of such Note as described in (vii) above and Section 3.06 below;

                  (xii) briefly, the procedures the Holder must follow to exercise rights under this Section 3.02;

                  (xiii)   briefly, the conversion rights of the Notes;

                  (xiv) that, unless the Company defaults in making payment of such Change in Control Purchase Price when due, interest on Notes for which a Change in Control Purchase Notice has been delivered will cease to accrue on and after the Change in Control Purchase Date; and

                  (xv)     the CUSIP number of the Notes.

                  At the Company's request, the Trustee shall give such Company's Notice of Change in Control in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company's Notice of Change in Control shall be prepared by the Company.

                  (e)      Change in Control Purchase Notice.

                  (i)      A Holder may exercise its rights specified in Section
         3.02 hereof upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date, stating:

                  (A) the certificate number of the Note which the Holder will deliver to be purchased;

                  (B) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (C) that such Note shall be purchased pursuant to the applicable provisions of the Notes and the Indenture.

                  (ii) The delivery by the Holder of the Note to be purchased to the Paying Agent, together with all necessary endorsements, at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.02 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                  (f)      Company's Purchase of Notes Upon Change in Control.

                  (i) The Company shall purchase from the Holder thereof, pursuant to this Section 3.02, a portion of a Note only if the principal amount of such portion is $1,000 or an integral multiple of $1,000.

                  (ii) Any purchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this
         Section 3.02.

                  (iii) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.02(e) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day prior to Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.05.

                  (iv) The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  (v) The Company shall deposit cash (in respect of a cash purchase under Section 3.02 or for fractional interests) or shares of Common Stock at the time and in the manner as provided in Section 3.06, sufficient to pay the aggregate Change in Control Purchase Price of all Notes to be purchased pursuant to this Section 3.02.

                  SECTION 3.03 PURCHASE OF NOTES AT THE OPTION OF THE HOLDER.

                  (a) General. Holders have the right to require the Company to purchase their Notes (in a principal amount equal to $1,000 or any integral multiple of $1,000) on each Purchase Date at the relevant Purchase Price upon delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is not less than 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

                  (i) the certificate number of the Note which the Holder will deliver for purchase;

                  (ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof;

                  (iii) that such Note shall be purchased as of the Purchase Date pursuant to the applicable provisions of the Notes and in this Indenture; and

                  (iv) in the event the Company elects, pursuant to Section 3.03(b), to pay the Purchase Price to be paid on such Purchase Date in shares of Common Stock but the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.04, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates.

                  If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.03, fails to indicate such Holder's choice with respect to the election set forth in Section 3.03(a)(iv), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in Section 3.03(a)(iv).

                  The delivery by the Holder of the Note to be purchased to the Paying Agent, together with all necessary endorsements, at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the relevant Purchase Price on the Purchase Date; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.03 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Purchase Notice. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of any portion of such Note.

                  (b) Purchase Price. The Purchase Price payable in respect of Notes purchased on any Purchase Date is payable in cash or, at the option of the Company, in shares of Common Stock. Subject to the fulfillment by the Company of the conditions set forth in Section 3.04 hereof, the Company may elect to pay the Purchase Price by delivering the number of shares of Common Stock equal to (i) the Purchase Price payable with respect to the Notes to be purchased on the Purchase Date divided by (ii) 95% of the average of the Sale Prices of the Common Stock for the five consecutive Trading Days ending on the third Business Day (or, if such Business Day is not a Trading Day, the Trading Day immediately preceding such Business Day) prior to the relevant Purchase Date (for purposes of this Section 3.03(b)(i), the "market value" of the Common Stock). The Company shall appropriately adjust the market value of the Common Stock to take into account the occurrence during the period commencing the first of such Trading Days and ending on the relevant Purchase Date of certain events that would result in a conversion rate adjustment with respect to the Common Stock. Upon determination of the actual number of shares of Common Stock to be issued and delivered to Holders for each $1,000 principal amount of Notes for which a Change in Control Purchase Notice has been given, the Company shall publish such determination on its web site.

                  (c) Company Notice. The Company shall provide written notice (the "Company Notice") to Holders, in the manner provided in Section 13.03, on a date that is not less than 20 Business Days prior to each Purchase Date. Such Company Notice shall state the manner of payment elected and shall state:

                  (i)      the Purchase Price in respect of the relevant
         Purchase Date;

                  (ii) whether the Company will elect to pay the Purchase Price in cash or shares of Common Stock;

                  (iii) if the Purchase Price is to be paid in shares of Common Stock, the method of determining the number of shares deliverable by the Company as Purchase Price for the Notes;

                  (iv) the date by which the Purchase Notice pursuant to this Section 3.03 must be given; that Notes must be surrendered to the Paying Agent to collect payment;

                  (v)      the procedures for withdrawing a Purchase Notice;

                  (vi) the Conversion Rate then in effect and any adjustments thereto resulting from such Change in Control;

                  (vii) that Notes with respect to which a Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Purchase Notice, if duly given, has been withdrawn in accordance with the terms of this Indenture;

                  (viii) that the Purchase Price for any Note as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly on the later of the Purchase Date and the time of surrender of such Note as described in (iv) above and Section 3.06 below;

                  (ix) briefly, the procedures the Holder must follow to exercise rights under this Section 3.03;

                  (x)      briefly, the conversion rights of the Notes;

                  (xi) that, unless the Company defaults in making payment of the relevant Purchase Price when due, interest on Notes for which a Purchase Notice has been delivered will cease to accrue on and after the Purchase Date; and

                  (xii)    the CUSIP number of the Notes.

                  At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  (d)      Purchase of Notes by Company.

                  (i) The Company shall purchase from the Holder thereof, pursuant to this Section 3.03, a portion of a Note only if the principal amount of such portion is $1,000 or an integral multiple of $1,000;

                  (ii) Any purchase by the Company contemplated pursuant to the provisions of this Section 3.03 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the relevant Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this
         Section 3.03.

                  (iii) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.03 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the relevant Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.05.

                  (iv) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written withdrawal thereof.

                  (v) The Company shall deposit cash (in respect of a cash purchase under Section 3.03 or for fractional interests) or shares of Common Stock at the time and in the manner as provided in Section 3.06, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section 3.03.

                  SECTION 3.04 TERMS AND CONDITIONS FOR PAYMENT IN COMMON STOCK.

                  (a)      General.

                  (i) The Notes to be purchased by the Company on any Change in Control Purchase Date pursuant to Section 3.02 and on any Purchase Date pursuant to Section 3.03 may be paid for, at the election of the Company, in cash or shares of Common Stock, subject to the conditions set forth in this Section 3.04.

                  (ii) The Company shall designate, in the Company's Notice of Change in Control delivered pursuant to Section 3.02 or the Company Notice delivered pursuant to Section 3.03, whether the Company will purchase the Notes for cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock.

                  (iii) At least three Business Days before the date of the Company's Notice of Change in Control or the Company Notice, as applicable, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (A)      the manner of payment selected by the Company;

                  (B) the information required by Section 3.02(d) (in the case of a Company's Notice of Change in Control) or Section 3.03(c) (in the case of a Company Notice);

                  (C) if the Company elects to pay the Purchase Price in Common Stock, that the conditions to such manner of payment set forth in Section 3.04(b)have been or will be complied with; and

                  (D) whether the Company desires the Trustee to give the Company's Notice of Change in Control required by Section 3.02(d) or the Company Notice required by Section 3.03(c), as applicable.

                  (b) Conditions to Payment in Common Stock. The Company's right to exercise its election to purchase the Notes pursuant to Section 3.02 or
Section 3.03 through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Company's not having notified Holders pursuant to its Company's Notice of Change in Control pursuant to Section 3.02 or Company Notice pursuant to Section 3.02 of an election to pay the Change in Control Purchase Price or Purchase Price, respectively, entirely in cash;

                  (ii) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the principal United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System;

                  (iii) the registration of the shares of Common Stock to be issued in respect of the payment of the Change in Control Purchase Price or Purchase Price, as applicable, under the Securities Act, or the Exchange Act, in each case, if required;

                  (iv) the necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Change in Control Purchase Price or Purchase Price, as applicable, in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change in Control Purchase Price or Purchase Price, as applicable, in respect of the Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii), (iii) and (iv) above and the condition set forth in the immediately following paragraph have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii), (iii) and (iv) above have been satisfied.

                  The Company may pay the Purchase Price in Common Stock only if the information necessary to determine the Sale Price is published in a daily newspaper of national circulation.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period for which the number of shares of Common Stock to be issued as the Change in Control Purchase Price or Purchase Price, as applicable, is calculated.

                  If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Purchase Date or the Purchase Date, as applicable, and the Company has elected to purchase the Notes pursuant to the terms hereof through the issuance of shares of Common Stock, the Company shall pay the entire Change in Control Purchase Price or Purchase Price, as applicable, of the Notes of such Holder or Holders in cash.

                  (c) Procedure upon Purchase. In connection with any purchase of Notes by the Company pursuant to Section 3.02 or 3.03, the Company shall, promptly following the later of the Change in Control Purchase Date or the relevant Purchase Date, as applicable, and the time of delivery of the Note to be purchased, deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Change in Control Purchase Price or the Purchase Price, as applicable, and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Change in Control Purchase Date or the relevant Purchase Date, as applicable. No payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

                  (d) Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  (e) Fractional Shares. The Company will not issue a fractional share of Common Stock in payment of the Change in Control Purchase Price or the Purchase Price. Instead, the Company will pay cash in respect of any fractional share of Common Stock that is deliverable to Holders as the Change in Control Purchase Price or the Purchase Price, as applicable. The cash amount payable in respect of any fractional share of Common Stock shall be determined by multiplying the "market value" (as such term is used in Section
3.02 and Section 3.03, as applicable) by such fraction, and rounding such product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased. For purposes of determining the existence of potential fractional shares of Common Stock, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

                  (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by or arising through the Company.

                  SECTION 3.05 EFFECT OF PURCHASE NOTICE OR CHANGE IN CONTROL IN PURCHASE NOTICE.

                  (a) General. Upon receipt by the Paying Agent of the of the Change in Control Purchase Notice or Purchase Notice, the Holder of the Note in respect of which such Change in Control Purchase Notice or Purchase Notice was given shall (unless such Change in Control Purchase Notice or Purchase Notice is withdrawn as specified in this Section 3.05) thereafter be entitled to receive solely the Change in Control Purchase Price or Purchase Price with respect to such Note. Such Change in Control Purchase Price or Purchase Price shall be paid to such Holder, subject to receipts of funds and/or Notes by the Paying Agent, promptly following the later of (x) the Change in Control Purchase Date or Purchase Date with respect to such Note (provided the conditions in Section 3.02 or Section 3.03, as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.03 or Section 3.03, as applicable. Notes in respect of which a Change in Control Purchase Notice or Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Change in Control Purchase Notice or Purchase Notice, unless such Change in Control Purchase Notice or Purchase Notice has first been validly withdrawn as specified in this Section 3.05.

                  (b) Procedures for Withdrawal of Notices. A Change in Control Purchase Notice or Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Business Day prior to the Purchase Date or Change in Control Purchase Date, as applicable, specifying:

                  (i) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

                  (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

                  (iii) the principal amount, if any, of such Note which remains subject to the original Purchase Notice or Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

                  (c) No Purchase for Cash During an Event of Default. Notwithstanding the delivery of any Change in Control Purchase Notice or Purchase Notice by any Holder, there shall be no purchase of any Notes by the Company for cash pursuant to Section 3.02 or Section 3.03 if there has occurred and is continuing an Event of Default, other than a default in the payment of the Change in Control Purchase Price or the Purchase Price, as applicable, with respect to such Notes. The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change in Control Purchase Notice or a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price or the Purchase Price, as applicable, with respect to such Notes), in which case, upon such return, the Change in Control Purchase Notice or the Purchase Notice, as applicable, with respect thereto shall be deemed to have been withdrawn.

                  SECTION 3.06 DEPOSIT OF PURCHASE PRICE OR CHANGE IN CONTROL PURCHASE PRICE. Prior to 10:00 a.m. (New York City time) on the Business Day following the Purchase Date or Change in Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or any Subsidiary, or an Affiliate of either of them, is acting as the Paying Agent, the Company, such Subsidiary or such Affiliate shall segregate and hold in trust as provided in Section 2.04 hereof) an amount of money in immediately available funds or shares of Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date.

                  SECTION 3.07 NOTES PURCHASED IN PART. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

                  SECTION 3.08 COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF NOTES. In connection with any offer to purchase or purchase Notes pursuant to Section 3.02 or Section 3.03 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.02 and Section
3.03 to be exercised in the time and in the manner specified in accordance with the terms hereof.

                  SECTION 3.09 REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in the Notes, together with interest or dividends, if any, thereon, held by them for the payment of the Change in Control Purchase Price and the Purchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.06 hereof exceeds the aggregate Change in Control Purchase Price or Purchase Price of the Notes, as applicable, or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date or the relevant Purchase Date, as applicable, then promptly (but no later than 3 Business Days) following the Change in Control

Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01 PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES. The Company will duly and punctually pay the principal of and interest in respect of the Notes in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the Trustee, as directed by the Trustee, no later than the day of the Stated Maturity of any Note or installment of interest, all payments so due. Principal amount, Redemption Price, Change in Control Purchase Price, Purchase Price and cash interest shall be considered paid on the applicable date due if, on such date (or, in the case of a Change in Control Purchase Price and Purchase Price on the Business Day following the applicable Change in Control Purchase Date and the applicable Purchase Date), the Trustee or the Paying Agent holds, in accordance with this Indenture, money or shares of Common Stock, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the Interest Rate, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date that such overdue amount, including any interest thereon, has been made or duly provided for in full. All such interest shall be payable on demand.

                  SECTION 4.02 SEC AND OTHER REPORTS. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on September 30, 2003), an Officers' Certificate, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  SECTION 4.04 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 4.05 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of The Bank of New York, located at 101 Barclay Street, Floor 8 W, New York, NY 10286, Attention: Corporate Finance Unit, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.03.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

                  SECTION 4.06 DELIVERY OF CERTAIN INFORMATION. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial holder of Notes or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes or holder of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                  SECTION 4.07 SUBORDINATION. The Company shall not and will not permit its subsidiaries or other business units to incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remain outstanding (other than if required by law), any Indebtedness that is subordinated or junior in right of payment to Senior Indebtedness unless such Indebtedness ranks equal or junior in right of payment to the Notes.

                                   ARTICLE 5

                           MERGERS AND SALES OF ASSETS

                  SECTION 5.01 WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not, without the consent of the Holders, consolidate with, merge into or, transfer all or substantially all of its assets to any other Person, unless:

                  (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by, transfer all or substantially all of the assets of the Company (i) shall be organized and validly existing under the laws of the United States or any of its political subdivisions and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

                  (b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  (d) For purposes of the foregoing, the transfer of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (e) The successor person formed by such consolidation or into which the Company is merged or the successor person to which such, transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of obligations the Company may have under a supplemental indenture pursuant to Section 10.11, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.01 EVENTS OF DEFAULT. An "Event of Default" occurs if:

                  (i) the Company fails to pay when due the principal of any of the Notes at maturity, upon redemption or exercise of a purchase right or otherwise, whether or not such payment is prohibited by
         Article 11 of this Indenture;

                  (ii) the Company fails to pay an installment of interest (including liquidated damages, if any) on any of the Notes on an Interest Payment Date, and such failure to pay continues for 30 days after such Interest Payment Date, whether or not such payment is prohibited by Article 11 of this Indenture, provided that a failure to make any of the first six scheduled interest payments on the Notes within three Business Days after the applicable Interest Payment Date will constitute an Event of Default with no additional grace or cure period;

                  (iii) the Company fails to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note pursuant to Article 10 hereof or purchase of Notes pursuant to Article 3 hereof;

                  (iv) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

                  (v) (A) one or more defaults in the payment of principal of any of the Company's Indebtedness aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of such default, or (B) any of the Company's Indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or purchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of such acceleration;

                  (vi) the Company or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

                  (A)      commences a voluntary case or proceeding;

                  (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its creditors;

                  (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                  (F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; and

                  (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

                  (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its or their properties; or

                  (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 days.

                  (viii) the Pledge Agreement shall cease to be in full force and effect (unless it shall have been terminated in accordance with its terms) or enforceable in accordance with its terms.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (iv) above is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee in writing, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (iv) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (iv) above, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02 ACCELERATION.

                  (a) If an Event of Default (other than an Event of Default specified in Section 6.01(vi) or (vii) above) occurs and is continuing (such Event of Default not having been waived as provided in Section 6.04), the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the

Company and the Trustee, may declare the notes immediately due and payable at their principal amount, together with accrued and unpaid interest, if any. Upon such declaration of acceleration, the principal amount and accrued and unpaid interest, if any, to the date of payment on the aggregate principal amount of Notes at the time outstanding shall be immediately due and payable.

                  (b) If an Event of Default specified in Section 6.01(vi) or (vii) above occurs and is continuing, then the principal and accrued and unpaid interest, if any, on the aggregate principal amount of the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Trustee (and without notice to any other Holder), may rescind or annul a declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived (except nonpayment of the principal and any accrued cash interest that have become due solely as a result of acceleration) and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03 OTHER REMEDIES.

                  (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal and any accrued cash interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  (b) The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04 WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except: (1) an Event of Default described in Section 6.01(i), (ii) or (iii); (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected; or (3) a Default which consists of a failure to convert any
Note in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.05 CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, by notice in writing to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it against loss, liability or expense. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.06 LIMITATION ON SUITS. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

                  SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder
(a) to receive payment of the principal amount, the Redemption Price, Change in Control Purchase Price, Purchase Price or any accrued cash interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date or any Change in Control Purchase Date, or any Purchase Date, as applicable, (b) to convert the Notes in accordance with
Article 10, or (c) to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                  SECTION 6.08 COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.

                  SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

                  (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Change in Control Purchase Price, Purchase Price or any accrued cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Change in Control Purchase Price, Purchase Price or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

                  (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10 PRIORITIES. Subject to the provisions of the Pledge Agreement and Article 12 of this Indenture, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  (a)      to the Trustee for amounts due under Section 7.06;

                  (b) to Holders for the amount of principal due and unpaid on the Notes, the Redemption Price, the Change in Control Purchase Price, the Purchase Price or any accrued cash interest as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

                  (c)      the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 6.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.12 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Change in Control Purchase Price, Purchase Price or any accrued cash interest in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    TRUSTEE

                  SECTION 7.01 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO Default.

                  (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

                  (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculation or other facts stated therein);

                  (c) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (e) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

                  (f) The provisions of this Section 7.01 are in furtherance of and subject to Sections 315 and 316 of the TIA.

                  SECTION 7.02 CERTAIN RIGHTS OF THE TRUSTEE. In furtherance of and subject to the TIA and subject to Section 7.01:

                  (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

                  (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

                  (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Office of the Trustee, and such notice references the Notes and this Indenture;

                  (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

                  (j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any

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

person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF NOTES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

                  SECTION 7.04 TRUSTEE AND AGENTS MAY HOLD NOTES; COLLECTIONS, ETC. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

                  SECTION 7.05 MONEYS HELD BY TRUSTEE. Subject to the provisions of Section 8.02 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

                  SECTION 7.06 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing from time to time between the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense that shall be determined by a court of competent jurisdiction to have been caused by the Trustee's own negligence or bad faith. The Company also covenants to fully indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section
7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute the expenses of administration under any bankruptcy law.

                  SECTION 7.07 RIGHT OF TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

                  SECTION 7.08 CONFLICTING INTERESTS. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

                  SECTION 7.09 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $10,000,000. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

                  SECTION 7.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

                  (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition at the expense of the Company any such court for the appointment of a successor trustee. Such court

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

may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (b)      In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of Section 7.08 with respect to any Notes after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

                  (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Holder; or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                  (iv) the Company shall determine that the Trustee has failed to perform its obligations under this Indenture in any material respect;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Holder who has been a bona fide Holder of a Note for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition at the expense of the Company a court of competent jurisdiction for the appointment of a successor trustee.

                  (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in
Section 1.05 of the action in that regard taken by the Holders.

                  (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this
Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

                  SECTION 7.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.

                  (a)      Any successor trustee appointed as provided in
Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall

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

become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

                  (b) No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

                  (c) Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear in the register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                  SECTION 7.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 7.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. The Trustee shall comply with the provisions of Section 311 of the TIA.

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

                  SECTION 7.14 REPORTS BY THE TRUSTEE.

                  (a) The Trustee shall transmit to Holders and other persons such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA on or before May 15 in each year that such report is required, such reports to be dated as of the immediately preceding May 15.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Notes become listed on any national securities exchange or delisted therefrom.

                  SECTION 7.15 TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES. The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Note register, notice by mail of all Defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of, interest on, or other similar obligation with respect to, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

                                   ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

                  SECTION 8.01 TERMINATION OF THE COMPANY'S OBLIGATIONS. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

                  (a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced pursuant to Section 2.07 hereof or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05 hereof) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it pursuant to the terms of this Indenture or the Notes; or

                  (b) (i) all of the Notes will mature within one year or all of the Notes are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the applicable Redemption Notice, (ii) the Company shall have deposited in trust with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient to pay in full the principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by pursuant to the terms of the Indenture or the Notes, (iii) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not

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

result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  (c) With respect to the foregoing clause (i), the Company's obligations under Section 7.06 hereof shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.05, 7.06, 7.10 8.04, 8.05 and 8.06 of this
Indenture shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 of this Indenture shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations, as the case may be, under the Notes and this Indenture, except for those surviving obligations specified above.

                  SECTION 8.02 DEFEASANCE AND DISCHARGE OF INDENTURE.

                  (a) Subject to Section 8.08, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of this Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

                  (i) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient in the opinion of a nationally recognized independent public accounting firm to pay in full the principal of, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes;

                  (ii)     the Company has delivered to the Trustee (a) either
         (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the date hereof such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (b) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

                  (iii) immediately after giving effect to such deposit, on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

                  (b) Notwithstanding the foregoing, prior to the end of the 123-day period referred to in Section 8.02(a)(ii)(b), none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.05, 7.06, 7.10, 8.04,
8.05, 8.06, 8.08 and Article 10 shall survive such satisfaction and discharge until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in
Section 8.02(a)(ii)(b) may be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

                  (c) After the 123 day period referred to in Section 8.02(a)(ii)(b), the Trustee upon Company Order shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                  SECTION 8.03 DEFEASANCE OF CERTAIN OBLIGATIONS. The Company may omit to comply with any term, provision or condition set forth in Article 4 upon:

                  (a) the deposit, in trust, with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof) of money and/or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized independent public accounting firm to pay the principal and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes;

                  (b)      the satisfaction of the provisions described in
Section 8.02(a)(ii)(b) and Section 8.02(a)(iii) hereof;

                  (c) delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

                  SECTION 8.04 APPLICATION OF TRUST MONEY. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 8.05 REINSTATEMENT. If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                  SECTION 8.06 DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT. If, in the event the Company exercises its option to omit compliance with certain covenants and provisions of this Indenture with respect to the Notes pursuant to Section 8.03 and such Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, and the amount of money and/or U.S. Government Obligations on deposit with the Trustee is insufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Events of Default pursuant to Section 6.02, the Company will remain liable for such payments.

                  SECTION 8.07 REPAYMENT OF THE COMPANY. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors (subject to the provisions of Articles 11 and 12 hereof) unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

                  SECTION 8.08 CONVERSION OF NOTES UPON DISCHARGE. Notwithstanding any satisfaction, defeasance or discharge of this Indenture pursuant to the provisions of this Article 8, for so long as any of the Notes are outstanding, the conversion right of Holders set forth in this Indenture shall not expire until the close of business on September 8, 2023 and the

Company shall remain obligated to issue duly authorized, fully paid and nonassessable shares of Common Stock upon conversion of the Notes in accordance with the terms of this Indenture.

                                   ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01 WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder for the purposes of, among other things:

                  (i) adding to the Company's covenants or obligations under this Indenture for the benefit of the Holders;

                  (ii) surrendering any right or power conferred upon the Company by this Indenture;

                  (iii) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

                  (iv) providing for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease;

                  (v) reducing the Conversion Price, provided that the reduction will not adversely affect the interests of Holders in any material respect;

                  (vi) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (vii) making any changes or modifications to this Indenture necessary in connection with the registration of the Notes under the Securities Act as contemplated by the Registration Rights Agreement, provided that this action does not adversely affect the interests of the Holders in any material respect;

                  (viii) curing any ambiguity or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect;

                  (ix) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect; or

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

                  (x) to evidence and provide for the acceptance of appointment of a successor Trustee.

                  SECTION 9.02 WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may amend this Indenture or the Notes. However, without the consent of each Holder affected, an amendment to this Indenture or the Notes may not:

                  (i) change the maturity of the principal of or any installment of interest on any Note (including any payment of liquidated damages);

                  (ii) reduce the principal amount of or interest on (including any payment of liquidated damages) any Note;

                  (iii) change the currency of payment of such Note or interest thereon;

                  (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

                  (v) modify the Company's obligations to maintain an office or agency in New York City;

                  (vi) except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the purchase option of Holders upon a Change in Control or otherwise or the conversion rights of Holders;

                  (vii) modify the subordination provisions of this Indenture or the Notes in a manner adverse to the Holders; or

                  (viii) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past default.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                  SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation

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before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

                  SECTION 9.05 NOTATION ON OR EXCHANGE OF NOTES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

                  SECTION 9.06 TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSION

                  SECTION 10.01 CONVERSION RIGHT AND CONVERSION RATE.

                  (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on September 8, 2023.

                  (b) In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Redemption Date, unless the Company defaults in the payment of the Redemption Price due. A note for which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice may be surrendered for conversion pursuant to this Article 10 only if such notice is withdrawn in accordance with the provisions of Section 3.05.

                  (c) The number of shares of Common Stock that shall be delivered to a Holder upon conversion per $1,000 principal amount of Notes pursuant to this Article 10 shall be

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

19.9925 shares of Common Stock (the "Conversion Rate"). The "Conversion Price" per $1,000 principal amount of Notes shall equal the quotient obtained by dividing $1,000 by the Conversion Rate. The initial Conversion Rate is equivalent to an initial Conversion Price for the Notes of approximately $50.02 per share of Common Stock. The Conversion Rate shall be adjusted in certain instances as provided in Section 10.04.

                  SECTION 10.02 EXERCISE OF CONVERSION RIGHT.

                  (a)      To exercise the conversion right pursuant to this
Article 10, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at the specified office of any Conversion Agent, accompanied by:

                  (i) a duly signed conversion notice substantially in the form set forth in the form Note attached to this Indenture as Exhibit A, to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted; and

                  (ii) any funds that may be required pursuant to Section 10.02(b) and any taxes or duties or other charges that may be required pursuant to Section 10.08.

                  (b) Except as provided in this Section 10.02(b), a converting Holder of Notes shall not be entitled to receive any accrued and unpaid interest, if any, on any Notes being converted, and no adjustments in respect of payments of interest, if any, on Notes surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Notes. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or payable upon conversion in accordance with this Article X, any accrued and unpaid interest, if any, on such Notes will be deemed to have been paid in full. Notes surrendered for conversion between the close of business on any Regular Record Date and on or prior to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the accrued and unpaid interest, if any, to be received by the registered Holder on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. No such payment will be required if:

                  (i) the Company has issued a Redemption Notice pursuant to Section 3.01, specifying a Redemption Date that is between the close of business on any Regular Record Date and on or prior to the opening of business on the next succeeding Interest Payment Date;

                  (ii) the Company has issued a Company's Notice of Change in Control pursuant to Section 3.02, specifying a Change in Control Purchase Date that is between the close of business on any Regular Record Date and on or prior to the opening of business on the next succeeding Interest Payment Date; or

                  (iii) any accrued and unpaid interest shall be overdue as of the Conversion Date (but only to the extent of such overdue interest).

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

                  (c) Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As soon as practicable following the Conversion Date, the Company shall cause to be issued and delivered to the Holders whose notes are converted, through the Conversion Agent, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 10.03 hereof.

                  (d) In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

                  (e) If shares of Common Stock to be issued upon conversion of a Restricted Note, or securities to be issued upon conversion of a Restricted Note in part only, are to be registered in a name other than that of the Holder of such Restricted Note, such Holder must deliver to the Conversion Agent a duly signed assignment form substantially in the form set forth in the form Note attached to this Indenture as Exhibit A and, so long as the Notes are Restricted Notes, the certification, in the form set forth in Exhibit B-1 and, if requested by the Company or the Registrar, certification in the form set forth in Exhibit B-2 that such beneficial interest in the Global Note is being transferred to an Institutional Accredited Investor, each dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Notes issued upon conversion of any such Restricted Note not so accompanied by a properly completed certificate.

                  (f) The Company hereby initially appoints the Trustee as the Conversion Agent.

                  SECTION 10.03 FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Sale Price of the Common Stock on the Business Day (or, if such Business Day is not a Trading Day, the Trading Day immediately preceding such Business Day) immediately preceding the Conversion Date.

                  SECTION 10.04 ADJUSTMENT OF CONVERSION RATE.

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

                  The Conversion Rate shall be adjusted from time to time as follows:

                  (a) Distributions in Common Stock or Other Capital Stock. In case the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend or make a distribution exclusively in shares of Common Stock or its other Capital Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date next following the Record Date fixed for the determination of the Company's stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

                  (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on such Record Date fixed for such determination and (B) the sum of (1) the total number of shares of Common Stock constituting such dividend or other distribution and (2) if other than shares of Common Stock, the total number of shares equal to the quotient obtained by dividing the Fair Market Value (determined as provided in Section 10.04(f)(i)) on such Record Date of the portion of such dividend or other distribution consisting of other Capital Stock by the Sale Price per share of Common Stock on such Record Date; and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date fixed for such determination.

                  Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. For the purpose of this Section 10.04(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  If any dividend or distribution of the type described in this
Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (b) Subdivisions, Combinations and Certain Reclassifications. In case the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Notes are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon

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

which such subdivision or combination becomes effective. For the purpose of this
Section 10.04(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (c) Distributions of Rights or Warrants. In case the Company shall, at any time or from time to time while any of the Notes are outstanding, issue to all holders of its shares of Common Stock rights or warrants (other than pursuant to a shareholders' rights plan), exercisable for a period expiring not more than 60 days after the date of such issuance, entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) less than the Market Price of the Common Stock on the Record Date fixed for determination of stockholders entitled to receive such rights or warrants (treating the conversion, exchange or exercise price per share of the securities convertible into or exchangeable or exercisable for Common Stock as equal to the quotient of (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security (for the purposes of this Section 10.04(c), the "offering price")), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately after such Record Date by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding on such Record Date, plus the number of shares (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible securities so offered) would purchase at the Market Price of the Common Stock on the Trading Day immediately preceding the Record Date (determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price).

                  Such adjustment shall become effective immediately after the opening of business on the day following such Record Date.

                  To the extent that shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the

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

delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. For the purpose of this Section 10.04(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (d) Certain Distributions of Assets. (i) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, evidences of its indebtedness or other non-cash assets, including rights and warrants to subscribe for or purchase any of its securities, but excluding (x) any rights or warrants referred to in Section 10.04(c), (y) rights issued under the Company's shareholders' rights plan and
(z) dividends and distributions paid exclusively in cash (such evidence of its indebtedness, other non-cash assets or rights and warrants being distributed hereinafter in this Section 10.04(d) called the "distributed assets") in an aggregate amount per share of Common Stock that, combined with the aggregate amount of any other such distributions to all holders of Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10.04(d) has been made, exceeds 15% of the Sale Price of the Common Stock on the Trading Day immediately preceding the declaration of such distribution, then, in each such case, subject to the other provisions of this Section 10.04(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (A) the numerator of which shall be the Sale Price of the Common Stock on such Record Date; and

                  (B) the denominator of which shall be such Sale Price of the Common Stock on such Record Date, less the Fair Market Value on such Record Date of the portion of the distributed assets (which shall include the aggregate amount of such other distributions to all holders of Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10.04(d) has been made) so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) (determined as provided in Section 10.04(f)).

                  Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution; provided, however, that, if (a) the

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

Fair Market Value of the portion of the distributed assets so distributed applicable to one share of Common Stock is equal to or greater than the Sale Price of the Common Stock on the Record Date or (b) the Sale Price of the Common Stock on the Record Date is greater than the Fair Market Value of such distributed assets or securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, evidences of indebtedness, or rights or warrants comprising such dividend or distribution the Holder would have received had such Holder converted such Notes immediately prior to such Record Date.

                  (ii)     In the event that

                  (A) such dividend or distribution is not so paid or made to all holders of shares of Common Stock on such Record Date, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared, and

                  (B) such dividend or distribution is not so paid or made to a Holder upon conversion of any Note in accordance with the proviso described in the last sentence of Section 10.04(d)(i) above, then the Conversion Rate applicable to such Holder upon conversion of such Note shall be the Conversion Rate which would then be in effect if the proviso contained in the last sentence of Section 10.04(d)(i) above had not applied to such dividend or distribution.

                  (iii) In the event any such dividend or distribution consists of shares of Capital Stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal United States securities exchange or market on which such securities are then listed or quoted for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States securities exchange or market on which such securities are then listed or quoted. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities.

                  (iv) Rights or warrants distributed by the Company (other than rights issued under the Company's shareholders' rights plan) to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 10.04(d) (and no adjustment to the Conversion Rate under this Section 10.04(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the

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

         occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).

                  (v) In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding paragraph) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 10.04(d):

                  (A) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase; and

                  (B) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

                  (vi) For purposes of this Section 10.04(d) and Sections 10.04(a), 10.04(b) and 10.04(c), any dividend or distribution to which this Section 10.04(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision or combination of shares of Common Stock to which Section 10.04(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to which Section 10.04(c) applies (or any combination thereof), shall be deemed instead to be:

                  (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock to which Sections 10.04(a), 10.04(b) and 10.04(c) apply, respectively (and any Conversion Rate increase required by this Section 10.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (B) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock (and any further Conversion Rate increase required by Sections 10.04(a), 10.04(b) and 10.04(c) with respect to such dividend or distribution shall then be made), except:

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

                  (1) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 10.04(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 10.04(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 10.04(c); and

                  (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

                  (e) Cash Dividends or Distributions. In case the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 applies), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business of such Record Date by a fraction:

                  (i) the numerator of which shall be equal to the Market Price of the Common Stock on the Record Date; and

                  (ii) the denominator of which shall be equal to the Market Price of the Common Stock on such date, less an amount equal to the per share amount of cash to be distributed.

                  (f) For purposes of this Section 10.04, the following terms shall have the meanings indicated:

                  (i) "Fair Market Value" shall mean the amount that a willing buyer would pay a willing seller in an arm's length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive).

                  (ii) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to

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

         receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (g) The Company shall be entitled at its election to make such additional increases in the Conversion Rate, in addition to those required by Sections 10.04(a), (b), (c), (d) and (e), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.

                  (h) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time, if such period is at least 20 days, or such longer period as may be required by law, the Board of Directors determines that the increase in the Conversion Rate is in the best interest of the Company, and the increase is irrevocable during the period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Notes maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

                  (i) In any case in which this Section 10.04 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 10.05) issuing to the Holder of any Note converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (j) All calculations under this Section 10.04 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and
0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 10.04, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in the Conversion Price then in effect. Any adjustments under this
Section 10.04 shall be made successively whenever an event requiring such an adjustment occurs.

                  (k) In the event that at any time, as a result of an adjustment made pursuant to this Section 10.04, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company (other than shares of Common Stock), the number of shares of such stock and other property receivable by a Holder upon subsequent conversion of such Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock

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contained in subparagraphs (a) through (j) of this Section 10.04, and the provisions of Article 10 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the good faith determination of the Board of Directors as to any such adjustment shall be conclusive.

                  (l) Notwithstanding anything in this Section 10.04 to the contrary, no adjustment to the Conversion Rate will be made in respect to any payment, distribution or other transaction referred to above if the Company makes proper provision so that each Holder who thereafter converts Notes is entitled to receive, upon that conversion, the same amount and kind of assets or other property that the Holder would have received if the Holder had converted Notes into Common Stock at the relevant time.

                  (m)      No adjustment shall be made pursuant to this Section
10.04:

                  (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

                  (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company or any of its Subsidiaries;

                  (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (i) or (ii) above and outstanding as of the date of original issuance of the Notes;

                  (iv) upon or with respect to a purchase of shares of the Common Stock by the Company, including, without limitation, purchases made with the proceeds of the sale of Notes;

                  (v) (y) in the event rights issued pursuant to the Company's shareholders' rights plan detach from the Common Stock and become separately tradeable or (z) upon exercise of such rights by holders thereof and issuance of securities as a consequence thereof;

                  (vi)     for a change in the par value of the Common Stock; or

                  (vii) for accrued and unpaid interest and liquidated damages, if any, on the Notes.

                  SECTION 10.05 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice

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stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  SECTION 10.06 NOTICE PRIOR TO CERTAIN ACTIONS. In case at any time after the date hereof:

                  (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

                  (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

                  (iii) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

                  (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.05 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 13.03 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                  (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

                  (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

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                  Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 10.06.

                  SECTION 10.07 COMPANY TO RESERVE COMMON STOCK. The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Notes outstanding.

                  SECTION 10.08 TAXES ON CONVERSIONS. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note(s) to be converted, and no such issue or delivery of shares of Common Stock shall be made unless the Holder requesting such issuance and delivery has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

                  SECTION 10.09 COVENANT AS TO COMMON STOCK. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in
Section 10.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                  SECTION 10.10 CANCELLATION OF CONVERTED NOTES. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in
Section 2.10.

                  SECTION 10.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

                  (a)      If any of following events occur, namely:

                  (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                  (ii) any merger, consolidation or combination of the Company with another corporation; or

                  (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation,

in each case, as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing

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

corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) which such Holder would have owned or been entitled to receive upon such reclassification, change, merger, consolidation, combination, sale or conveyance had such Notes been converted into shares of Common Stock immediately prior to such reclassification, change, merger, consolidation, combination, sale or conveyance, assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 10.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, consolidation, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the purchase rights set forth in
Section 3.09 hereof.

                  (b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  (c) The above provisions of this Section 10.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  (d) If this Section 10.11 applies to any event or occurrence, Section 10.04 hereof shall not apply.

                  SECTION 10.12 RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS. The Trustee, subject to the provisions of Section 7.01 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or

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herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section
7.01 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                   ARTICLE 11

                                  SUBORDINATION

                  SECTION 11.01 AGREEMENT TO SUBORDINATE. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness, interest and other obligations of any kind evidenced by the Notes and this Indenture (except as set forth in this Section 11, with respect to Permitted Payments) are subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

                  SECTION 11.02 LIQUIDATION; DISSOLUTION; BANKRUPTCY. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of all or substantially all of its properties and assets upon the terms and conditions described in Article 5), the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment in full, before the Holders will be entitled to receive any payment or distribution of any kind or character (other than Permitted Payments and Permitted Junior Securities) on account of principal of or interest on the Notes; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Payments and Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

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                  SECTION 11.03 DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

                  (a) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Payments and Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes upon the occurrence of any default in payment (whether at Stated Maturity, upon scheduled installment, by acceleration or otherwise) of principal of or interest on Designated Senior Indebtedness beyond any applicable grace period (a "Payment Default") until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents.

                  (b) No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Payments and Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes for the period specified below (a "Payment Blockage Period") upon the occurrence of any default or event of default with respect to any Designated Senior Indebtedness other than any Payment Default pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated (a "Non-Payment Default") and receipt by the Trustee of written notice thereof from the Company or the trustee or other representative of holders of Designated Senior Indebtedness.

                  (c) The Payment Blockage Period will commence upon the date of receipt by the Trustee of written notice from the Company or such other representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest of:

                  (i) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated);

                  (ii) the date on which such Non-Payment Default is cured, waived or ceases to exist;

                  (iii) the date on which such Designated Senior Indebtedness is discharged or paid in full; or

                  (iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the trustee or such other representative initiating such Payment Blockage Period, after which the Company will resume making any and all required payments in respect of the Notes, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a

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period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

                  SECTION 11.04 ACCELERATION OF NOTES. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

                  SECTION 11.05 WHEN DISTRIBUTION MUST BE PAID OVER.

                  (a) In the event that, notwithstanding the provisions of Sections 11.02 and 11.03, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder which is prohibited by such provisions, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered by such Trustee or Holder to, the trustee or any other representative of holders of Senior Indebtedness, as their interest may appear, for application to Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or cash equivalents after giving effect to any concurrent distribution to or for the holders of Senior Indebtedness.

                  (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                  SECTION 11.06 NOTICE BY THE COMPANY. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article 11, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this
Article 11.

                  SECTION 11.07 SUBROGATION. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness that is equal in right of payment to the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company of the Notes.

                  SECTION 11.08 RELATIVE RIGHTS. This Article 11 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and

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

unconditional, to pay principal of and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes. If the Company fails because of this
Article 11 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

                  SECTION 11.09 SUBORDINATION MAY NOT BE IMPAIRED BY THE
COMPANY.

                  (a) No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

                  (b)      Without in any way limiting the generality of this
Section 11.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (ii) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, any Subsidiary thereof or any other Person.

                  SECTION 11.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  (a) Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their representative.

                  (b) Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

                  SECTION 11.11 RIGHTS OF TRUSTEE AND PAYING AGENT.

                  (a) Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the

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

Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article 11. Only the Company or its duly authorized representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.06.

                  (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to the Holders or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                   ARTICLE 12

                                    SECURITY

                  SECTION 12.01 PLEDGED SECURITIES. On the date of this Indenture, the Company shall enter into the Pledge Agreement and comply with the terms and provisions thereof. On the date of original issuance of the Notes, the Company shall contribute the Pledged Securities to be pledged to the Trustee for the benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged Securities to provide for payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities shall be pledged by the Company to the Trustee for the benefit of the Holders and shall be held by the Trustee in the Pledge Account pending disposition pursuant to the Pledge Agreement.

                  SECTION 12.02 PLEDGE AGREEMENT. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or reasonably requested by the Trustee, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, valid and enforceable first priority liens in and on

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

all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

                  SECTION 12.03 RELEASE OF PLEDGED SECURITIES. The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

                  SECTION 12.04 COMPLIANCE. The Company shall cause TIA
Section 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may accept, to the extent permitted by the TIA, as conclusive evidence of compliance the appropriate statements contained in an Opinion of Counsel or an Officers' Certificate provided pursuant to Section 4.03.

                  SECTION 12.05 SUITS AND PROCEEDINGS. The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all reasonable actions in accordance with the Pledge Agreement necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                                   ARTICLE 13

                                  MISCELLANEOUS

                  SECTION 13.01 CALCULATIONS IN RESPECT OF THE NOTES. The Company or its agents will be responsible for making all calculations called for under the Notes including, but not limited to, determination of the Sale Price and "market value" (as such terms are used in Sections 3.02 and 3.03 of this Indenture) of the Common Stock. All calculations shall be made in good faith and, absent manifest error, will be final and binding on Holders of the Notes. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

                  SECTION 13.02 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 13.03 NOTICES. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                  if to the Company:

                           OSI Pharmaceuticals, Inc.
                           58 South Service Road, Suite 110
                           Melville, New York 11747

                           Telephone No. (631) 962-2000
                           Facsimile No. (631) 752-3880
                           Attention: General Counsel

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 8 W
                           New York, NY 10286
                           Attention: Corporate Finance Unit

                           Telephone No. (212) 815-2491
                           Facsimile No. (212) 815-5707

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-Registrar.

                  SECTION 13.04 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.05 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  (b) If a Company Order pursuant to Section 2.02 hereof has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Note issued in global form shall be in writing, but need not comply with Section 13.05(a) hereof and need not be accompanied by an Opinion of Counsel.

                  SECTION 13.06 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (i) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 13.07 SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 13.08 RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.09 LEGAL HOLIDAYS. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

                  SECTION 13.10 GOVERNING LAW. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 13.11 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

                  SECTION 13.12 SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 13.13 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                                OSI PHARMACEUTICALS, INC.

                                                By: /s/
                                                    ____________________________
                                                    Name:
                                                    Title:

                                                THE BANK OF NEW YORK, as Trustee

                                                By: /s/
                                                    ____________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT A

                                 [FORM OF NOTE]

[Global Securities Legend]:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH OSI PHARMACEUTICALS, INC. OR ANY AFFILIATE OF OSI PHARMACEUTICALS, INC. WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES OR ANY SUCCESSOR PROVISION HEREUNDER AND
         (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW,
         EXCEPT: (A) TO OSI

         PHARMACEUTICALS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE), (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF, RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS OSI PHARMACEUTICALS, INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

                            OSI PHARMACEUTICALS, INC.
              3 1/4% Convertible Senior Subordinated Notes due 2023

No.: 1                                                       CUSIP:  671040 AC 7
Issue Date: September 8, 2003

         OSI PHARMACEUTICALS, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of ONE HUNDRED AND THIRTY-FIVE MILLION DOLLARS ($135,000,000) on September 8, 2023.

         This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

Dated: September 8, 2003.                        OSI PHARMACEUTICALS, INC.

                                                     /s/
                                                 By:____________________________
                                                    Name:
                                                    Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK, as Trustee,
certifies that this is one of the Notes referred to in the within-mentioned Indenture (as defined on the other side of this Note).

   /s/
By_____________________________
      Authorized Signatory

Dated: ______________________

                         [FORM OF REVERSE SIDE OF NOTE]

              3 1/4% Convertible Senior Subordinated Notes due 2023

1.       Cash Interest.

         The Company promises to pay interest in cash on the principal amount of this Note at the rate per annum of 3 1/4%. The Company will pay cash interest semiannually in arrears on March 8 and September 8 of each year (each an "Interest Payment Date") to Holders of record at the close of business on the immediately preceding February 24 and August 24 (whether or not a Business Day) (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the date of issuance of the Notes. Cash interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         CAPITALIZED TERMS USED HEREIN AND NOT DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE INDENTURE.

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. In accordance with the terms of the Registration Rights Agreement, during the first 90 days following the day on which an Event (as defined in the Registration Rights Agreement) has occurred and is continuing, the Interest Rate borne by the Notes shall be increased by .25% of the principal amount. From and after the 91st day following the day on which an Event has occurred and such Event is continuing, the Interest Rate borne by the Notes shall be increased by an additional 0.5%. In no event shall the Interest Rate borne by the Notes exceed 3.75%. Any amount of additional interest will be payable in cash semiannually, in arrears, on each Interest Payment Date to Holders of record at the close of business on the immediately preceding Regular Record Date and will cease to accrue on the date the Event is cured. This description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

         The Holder of this Note is entitled to the benefits of the Pledge Agreement, dated September 8, 2003, between the Company and the Trustee, pursuant to which the Company has placed in the Pledge Account cash or Pledged Financial Assets sufficient to provide for the payment of the first six interest payments on this Note. The terms capitalized but undefined in this paragraph have the meanings given to them in the Pledge Agreement. This description of certain provisions of the Pledge Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Pledge Agreement.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of and interest on this Note to a Paying Agent. In respect of Redemption Prices, Purchase Prices and Change in Control Purchase Prices, the Company will make payments in respect of the principal of and interest on this Note to Holders who surrender Notes to the Paying Agent to collect such payments in respect of the Notes.

         Payments in respect of Global Notes shall be made by wire transfer of immediately available funds to the account specified by the Holder. Payments in respect of Certificated Notes shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by check mailed to the address of the Person entitled thereto as such address appears in the Register.

         The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.

3.       Paying Agent, Conversion Agent and Registrar.

         Initially, The Bank of New York (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-Registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries, or an Affiliate of either of them, may act as Paying Agent, Conversion Agent, Registrar or co-Registrar.

4.       Indenture.

         The Company issued the Notes under an Indenture dated as of September 8, 2003 (the Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The Notes are subject to all the terms of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of those terms.

         The Notes are general unsecured obligations of the Company (except as provided in Article 12 of the Indenture) limited to $150,000,000 aggregate principal amount. Subject to Section 4.07 of the Indenture, the Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Optional Redemption.

         The Notes are not redeemable prior to September 8, 2008. On or after September 8, 2008, the Company may, at its option, redeem the Notes for cash, in whole at any time or in part from time to time, on any date prior to the Stated Maturity of the Notes, upon notice given in accordance with the terms of the Indenture, at the Redemption Price.

         A written notice shall be given by the Company to the Holders of Notes to be redeemed and to the Trustee. Such notice shall be given at least 30 days but not more than 60 days prior to the Redemption Date, in the form and manner set forth in the Indenture.

         If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method that the Trustee considers appropriate. Notes and portions thereof that the Trustee selects shall be in principal amounts equal to $1,000 or any whole multiple thereof.

         No sinking fund is provided for the Notes.

6.       Purchase at the Option of the Holder Upon a Change in Control.

         If there shall have occurred a Change in Control, all or any portion of the Notes of any Holder equal to $1,000 or an integral multiple of $1,000 shall be purchased by the Company, at the option of such Holder, at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to but excluding, the purchase date, which purchase date shall be no later than 30 Business Days after the occurrence of such Change in Control in accordance with the provisions of the Indenture.

         The Change in Control Purchase Price is payable in cash or, at the option of the Company, in shares of Common Stock. Subject to the fulfillment by the Company of the conditions set forth in the Indenture, the Company may elect to pay the Change in Control Purchase Price by delivering the number of shares of Common Stock equal to (i) the Change in Control Purchase Price divided by
(ii) 95% of the average of the Sale Prices of the Common Stock for the five consecutive Trading Days ending on the third Business Day (or, if such Business Day is not a Trading Day, the Trading Day immediately preceding such Business
Day) prior to the Change in Control Purchase Date.

         Notice of the occurrence of a Change in Control will be given by the Company to the Holders as provided in the Indenture. To exercise a purchase right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

         Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

7.       Purchase of Notes at the Option of the Holder.

         Holders have the right to require the Company to purchase their Notes (in a principal amount equal to $1,000 or any integral multiple of $1,000) on each Purchase Date at the relevant Purchase Price upon delivery to the Paying Agent by the Holder of a written notice of purchase at any time from the opening of business on the date that is not less than 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date.

         No fractional shares of Common Stock will be issued upon purchase of any Notes. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.

         Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

8.       Conversion.

         Subject to and upon compliance with the provisions of Article 10 of the Indenture, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on September 8, 2023.

         In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Redemption Date, unless the Company defaults in the payment of the Redemption Price due. A note for which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice may be surrendered for conversion pursuant to the Indenture only if such notices are withdrawn in accordance with the provisions of the Indenture.

         The number of shares of Common Stock that shall be delivered to a Holder upon conversion per $1,000 principal amount of Notes pursuant to the Indenture shall initially be 19.9925 shares of Common Stock. The initial Conversion Rate is equivalent to an initial Conversion Price for the Notes of approximately $50.02 per share of Common Stock. The Conversion Rate shall be adjusted in certain instances as provided in the Indenture.

         Subject to certain exceptions, Notes surrendered for conversion between the close of business on any Regular Record Date and on or prior to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the accrued and unpaid interest, if any, to be received by the registered Holder on such Interest Payment Date on the principal amount of Notes being surrendered for conversion.

9.       Conversion Arrangement on Call for Redemption.

         Any Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Trustee in trust for such Holders.

10.      Denominations; Transfer; Exchange.

         The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or any Notes for a period of 15 days before the mailing of a Redemption Notice.

11.      Persons Deemed Owners.

         The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.      Unclaimed Money or Notes.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors (subject to the provisions of Articles 11 and 12 hereof) unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

13.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture (provided that certain conditions set forth therein are satisfied), to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

14.      Defaults and Remedies.

         Under the Indenture, Events of Default occurs if:

                  (i) the Company fails to pay when due the principal of any of the Notes at maturity, upon redemption or exercise of a purchase right or otherwise, whether or not such payment is prohibited by
         Article 11 of the Indenture;

                  (ii) the Company fails to pay an installment of interest (including liquidated damages, if any) on any of the Notes on an Interest Payment Date, and such failure to pay continues for 30 days after the such Interest Payment Date, whether or not such payment is prohibited by Article 11 of the Indenture, provided that a failure to make any of the first six scheduled interest payments on the Notes within three Business Days after the applicable Interest Payment Date will constitute an Event of Default with no additional grace or cure period;

                  (iii) the Company fails to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note pursuant to Article 10 hereof or purchase of Notes pursuant to Article 3 hereof;

                  (iv) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

                  (v) (A) one or more defaults in the payment of principal of any of the Company's Indebtedness aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of such default, or (B) any of the Company's Indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or purchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of such acceleration;

                  (vi) the Company or any Significant Subsidiary is subject to certain events of bankruptcy, insolvency or reorganization pursuant to or under or within the meaning of any Bankruptcy Law; or

                  (vii) the Pledge Agreement shall cease to be in full force and effect (unless it shall have been terminated in accordance with its terms) or enforceable in accordance with its terms.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

15.      Subordination

         The payment of principal of and interest on the Notes will be subordinated (except as provided in Article 12 of the Indenture) in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

16.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

18.      Authentication.

         This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

19.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      GOVERNING LAW.

         THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture that has in it the text of this Note. Requests may be made to:

                  General Counsel
                  OSI Pharmaceuticals, Inc.
                  58 South Service Road, Suite 110
                  Melville, New York 11747

             ASSIGNMENT FORM                             CONVERSION NOTICE

To assign this Note, fill in the form      To convert this Note into Common
below:                                     Stock of the Company, check the box:

I or we assign and transfer this Note
to                                                           [ ]

_____________________________________      To convert only part of this Note,
                                           state the principal amount to be
_____________________________________      converted (which must be $1,000 or an
                                           integral multiple of $1,000):
(Insert assignee's soc. sec. or tax
ID no.)                                    $____________________________________

_____________________________________      If you want the stock certificate
                                           made out in another person's name,
_____________________________________      fill in the form below:

_____________________________________      _____________________________________
(Print or type assignee's name,
address and zip code)                      _____________________________________
                                           (Insert other person's social
                                           security or tax ID no.)

and irrevocably appoint                    _____________________________________

_____________________ agent to             _____________________________________
transfer this Note on the books of
the Company. The agent may substitute      _____________________________________
another to act for him.
                                           _____________________________________
                                           (Print or type other person's name,
                                           address and zip code)

________________________________________________________________________________

Date: _____________________  Your Signature:____________________________________

________________________________________________________________________________
      (Sign exactly as your name appears on the other side of this Note)

                                   EXHIBIT B-1

                            OSI PHARMACEUTICALS, INC.
              3 1/4% Convertible Senior Subordinated Notes due 2023

                              Transfer Certificate

         In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned [registered holder]/[beneficial owner] of this Note hereby certifies with respect to $____________ principal amount of the above-captioned Notes presented or surrendered on the date hereof (the "Surrendered Notes") for registration of transfer, or for exchange or conversion where the Notes issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

         [_] A transfer of the Surrendered Notes is made to the Company or any subsidiaries; or

         [_] The transfer of the Surrendered Notes complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

         [_]- The transfer of the Surrendered Notes is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

         [_] The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act, or

         [_] The transfer of the Surrendered Notes is pursuant to an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act; or

         [_] The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Notes are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

         -        The transferee is an Affiliate of the Company.

DATE:_________________                      __________________________________
                                                       Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

                                     B-1-1

                                   EXHIBIT B-2

             Form of Letter to Be Delivered by Accredited Investors

OSI Pharmaceuticals, Inc.
58 South Service Road, Suite 110
Melville, NY 11747
Attention: Barbara Wood, General Counsel

The Bank of New York
101 Barclay Street, Floor 8 W
New York, NY 10286
Attention: Corporate Finance Unit

Telephone No. (212) 815-2491
Facsimile No. (212) 815-5707

Dear Sirs:

         We are delivering this letter in connection with the proposed transfer of $_____________ principal amount of the 3 1/4% Convertible Senior Subordinated Notes due 2023 (the "Notes") of OSI Pharmaceuticals, Inc. (the "Company"), which are convertible into shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock").

         We hereby confirm that:

                  (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or
         (3) under the Securities Act (an "Institutional Accredited Investor");

                  (ii) the purchase of Notes by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                  (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes; and

                  (iv) we are not acquiring Notes with a view to distribution thereof or with any present intention of offering or selling Notes or the Common Stock issuable upon conversion thereof, except as permitted below; provided that the disposition of our

                                     B-2-1
         property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

         We understand that the Notes were originally offered and sold in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes and the shares of Common Stock (the "Notes") issuable upon conversion thereof have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell or otherwise transfer such Notes prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the original issuance of the Notes and the last date on which the Company or an affiliate of the Company was the owner of the Note, such Notes may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, or (ii) for as long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, or (iii) to an Institutional Accredited Investor that is acquiring the Note for its own account, or for the account of such Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (iv) pursuant to another available exemption from registration under the Securities Act (if applicable), or (v) pursuant to a registration statement which has been declared effective under the Securities Act and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Notes. We further agree to provide any person purchasing any of the Notes other than pursuant to clause (v) above from us a notice advising such purchaser that resales of such Notes are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Notes will not be required to accept for registration of transfer any Notes pursuant to (iii) or (iv) above except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Notes will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates representing Notes transferred pursuant to clause (v) above.

         We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                                     B-2-2

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                ________________________________
                                                (Name of Purchaser)

                                                By: ____________________________
                                                    Name:
                                                    Title:
                                                    Address:

                                     B-2-3